Certified Public Accountants


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Cancer Therapeutics, Inc.
Thomasville, Georgia

We consent to the use in this Registration Statement of Cancer Therapeutics, Inc. on amended Form SB-2, of our report dated October 18, 2004, except Note 13 as to which the date is March 23, 2005, of Cancer Therapeutics, Inc., for the years ended May 31, 2004 and 2003, which are part of this Registration
Statement, and to all references to our firm included in this Registration Statement.

/s/ Bouwhuis, Morrill & Company
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Bouwhuis, Morrill & Company
Layton, Utah
June 6, 2005